Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zhihu Inc. of our report dated March 5, 2021 relating to the financial statements, which appears in Zhihu Inc.’s Prospectus filed with the Securities and Exchange Commission on March 26, 2021 pursuant to Rule 424(b)(4).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

May 17, 2021